UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

 FORM 8-K

 CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): January 17, 2024 (January 17, 2024)

LEIDOS HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware			001-33072	20-3562868
(State or other jurisdiction of incorporation or organization)			(Commission File Number)	(I.R.S. Employer Identification No.)

1750 Presidents Street,	Reston,	Virginia		20190
(Address of principal executive office)				(Zip Code)

 (571) 526-6000
(Registrants' telephone number, including area code)

Not Applicable
(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common stock, par value $.0001 per share	LDOS	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 17, 2024, Leidos Holdings, Inc. (the “Company”) announced that Jerald S. Howe, Jr., will be leaving his role as the Company’s General Counsel and Corporate Secretary effective April 1, 2024 (the “Effective Date”). As part of his planned retirement from the Company, Mr. Howe will continue in a full-time advisory role, on the same terms and conditions of employment, through July 31, 2024, and he will serve in a more limited advisory capacity as a consulting employee through March 15, 2025. In connection with his role as a consulting employee, the Company entered into a Consulting Employee Agreement with Mr. Howe, dated January 17, 2024, and effective at the Effective Date (the “Agreement”). Pursuant to the Agreement, Mr. Howe will receive $1,200 per hour in consideration for consulting services, with working hours not to exceed 1,860 hours in any 12-month period. In addition, the Agreement provides certain benefits to Mr. Howe, including continued eligibility for medical insurance and continued participation in the Leidos Retirement Plan.

The foregoing summary of the Agreement does not purport to be complete and is qualified in its entirety by reference to the Agreement, which is filed as Exhibit 10.1 and incorporated herein by reference.

On January 17, 2024, the Board of Directors of the Company appointed Daniel J. Antal as General Counsel and Corporate Secretary of the Company, effective April 1, 2024. Mr. Antal, age 52, previously served as General Counsel for Rolls-Royce Defense and North America. He has extensive experience across the defense and aerospace industries leading a range of General Counsel functions including legal, corporate governance, contracts, and risk. He previously spent more than seven years at the Company, where he served as general counsel for defense and corporate secretary, before supporting the Company's former Civil group. He also worked at MWH Global and served as director of risk management for the Middle East and director of operations. Mr. Antal has an MBA from the University of Denver Daniels Business College, and a JD from the University of Denver Sturm College of Law.

A copy of the press release related to these announcements is furnished as Exhibit 99.1 hereto.

Item 9.01.	Financial Statements and Exhibits.
(d) Exhibits

Exhibit 10.1	Consulting Employee Agreement, dated January 17, 2024.
Exhibit 99.1	Press Release dated January 17, 2024, issued by Leidos Holdings, Inc.
Exhibit 104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL and contained in Exhibit 101.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LEIDOS HOLDINGS, INC.

Date:	January 17, 2024	By:	/s/ Jerald S. Howe, Jr.
Jerald S. Howe, Jr.
		Its:	General Counsel and Corporate Secretary